UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNX Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-3170639
(State of incorporation or organization)	(IRS Employer Identification No.)

4000 Brownsville Road South Park, PA	15129-9545
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-127483

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities of CNX Gas Corporation (the “Company”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Company’s Registration Statement on Form S-1, as amended (File No. 333-127483) as filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis President and Chief Executive Officer

Date: January 17, 2006